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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102338, 333-13259, 333-05795, 333-05797, 333-53842, 333-69717, 333-27927, 333-27929, 333-09257 and 333-91801) and Form S-3 (Nos. 033-61903, 333-89836 and 333-09151) of American Science and Engineering, Inc. of our report dated May 19, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Boston, MA
June 14, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM